RBC FUNDS TRUST

Annual Exhibit to Item 77O

Transactions Effected Pursuant to Rule 10f-3

RBC FUNDS TRUST:
Pursuant to Rule 10f-3, the following constitutes the required report of securities that were purchased from syndicates in which an affiliated broker-dealer was a participant for the period October 1, 2014 through March
31, 2015 in accordance with the Trust's Rule 10f-3
Procedures.

RBC Short Duration Fixed Income Fund

ISSUER: AmeriCredit Automobile Receivables Trust 2014-4
Class C
Trade Date: 11/13/14
Part of a registered public offering (asset backed notes)
Selling Broker: RBS Securities Inc.
Syndicate Members: RBC Capital Markets, Barclays Capital
Inc., and Citigroup
Amount Purchased:  $150,000
Purchase Price: $99.98923/share
% of Issue: 0.16%

ISSUER: Zimmer Holdings, Inc.
Trade Date: 3/10/15
Part of a registered public offering (asset backed notes)
Selling Broker: BofA Merrill Lynch
Syndicate Members: RBC Capital Markets, Credit Suisse,
Citigroup, J.P. Morgan, BNP PARIBAS, MUFG, Goldman, Sachs &
Co., HSBC, RBS, Mizuho Securities, SMBC Nikko, US Bancorp,
Wells Fargo Securities, BMO Capital Markets, DNB Markets,
Banca IMI, PNC Capital Markets LLC, Santander, Loop Capital
Markets and UniCredit Capital Markets
Amount Purchased: $249,870
Purchase Price: $99.948/share
% of Issue: 0.02%

ISSUER: Hyundai Capital America
Trade Date: 3/16/15
Eligible Rule 144A Offering
Selling Broker: Barclays Capital Inc.
Syndicate Members: RBC Capital Markets, HSBC Securities
(USA), Morgan Stanley, SMBC Nikko Capital, Societe General
Amount Purchased: $100,000
Purchase Price: $99.751/share
% of Issue: 0.01%

RBC Ultra-Short Duration Fixed Income Fund

ISSUER: AmeriCredit Automobile Receivables Trust 2014-4
Class C
Trade Date: 11/13/14
Part of a registered public offering (asset backed notes)
Selling Broker: RBS Securities Inc.
Syndicate Members: RBC Capital Markets, Barclays Capital
Inc., and Citigroup
Amount Purchased:  $150,000
Purchase Price: $99.98923/share
% of Issue: 0.16%

ISSUER: Zimmer Holdings, Inc.
Trade Date: 3/10/15
Part of a registered public offering (asset backed noted)
Selling Broker: Credit Suisse
Syndicate Members: RBC Capital Markets, BofA Merrill Lynch,
Citigroup,  J.P. Morgan, BNP PARIBAS, MUFG, Goldman, Sachs
& Co., HSBC, RBS, Mizuho Securities, SMBC Nikko, US
Bancorp, Wells Fargo Securities, BMO Capital Markets, DNB
Markets, Banca IMI, PNC Capital Markets LLC, Santander,
Loop Capital Markets and UniCredit Capital Markets
Amount Purchased: $149,898
Purchase Price: $99.932/share
% of Issue: 0.01%

ISSUER: Zimmer Holdings, Inc.
Trade Date: 3/10/15
Part of a registered public offering (asset backed notes)
Selling Broker: BofA Merrill Lynch
Syndicate Members: RBC Capital Markets, Credit Suisse,
Citigroup, J.P. Morgan, BNP PARIBAS, MUFG, Goldman, Sachs &
Co., HSBC, RBS, Mizuho Securities, SMBC Nikko, US Bancorp,
Wells Fargo Securities, BMO Capital Markets, DNB Markets,
Banca IMI, PNC Capital Markets LLC, Santander, Loop Capital
Markets and UniCredit Capital Markets
Amount Purchased: $149,910
Purchase Price: $99.94/share
% of Issue: 0.03%

ISSUER: Hyundai Capital America
Trade Date: 3/16/15
Eligible Rule 144A Offering
Selling Broker: Barclays Capital Inc.
Syndicate Members: RBC Capital Markets, HSBC Securities
(USA), Morgan Stanley, SMBC Nikko Capital, Societe General
Amount Purchased: $100,000
Purchase Price: $99.751/share
% of Issue: 0.01%